UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 9, 2007

BOULDER SPECIALTY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51506	20-2949397
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

6106 Sunrise Ranch Drive
Longmont, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:           (303) 682-1982

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

        [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers

        We previously disclosed, including in our Form 10-K/A filed with the Securities and Exchange Commission on April 30, 2007, that we intended to enter into an employment agreement with Christopher W. Wolf to serve as our chief financial officer after we complete our initial business combination.  Mr. Wolf advised us on May 9, 2007 that he has accepted an offer of employment with another company in another industry and therefore will not serve as our CFO.  We have begun looking for a CFO.

        Mr. Wolf has served as a consultant to Boulder since February 2006. Mr. Wolf has indicated that he will remain as a consultant to assist us through at least the closing date of our anticipated merger with GFA Holdings, Inc.  Our stockholders’ meeting to approve the merger is scheduled to be held on May 17, 2007. Assuming that stockholders approve the merger on that date, we anticipate that the merger will close on or about May 18, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOULDER SPECIALTY BRANDS, INC.
(registrant)
May 10, 2007	By: /s/ Stephen B. Hughes
Stephen B. Hughes
Chairman and CEO

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